UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2025 (November 1, 2025)

KKR INCOME OPPORTUNITIES FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-22543	80-6247755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, 50th Floor San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 315-3620

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	KIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

KKR Income Opportunities Fund (NYSE: KIO) (the “Fund”) has announced that Thomas Murphy has resigned from his role as Treasurer, Chief Accounting Officer (“CAO”) and Chief Financial Officer (“CFO”) of the Fund, effective November 1, 2025. The Board of Trustees of the Fund has appointed Justin Takao to replace Mr. Murphy as Treasurer, CAO and CFO of the Fund, effective November 1, 2025, to serve until his successor is duly elected and qualified or until his resignation or removal.

Mr. Takao, age 44, joined KKR Credit Advisors (US) LLC (the “Adviser”) in 2021. He currently serves as a Principal, leveraging his accounting expertise to support the Adviser’s controllership teams. Previously, Mr. Takao served as a senior audit manager in the real estate division of KPMG US and held a series of senior accounting roles in real estate and asset management settings, including W. P. Carey Inc. He holds a B.B.A. in Accounting from the University of Hawaii at Manoa and is a Certified Public Accountant in the states of California, Washington, and Hawaii.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Income Opportunities Fund

Date: October 31, 2025	By:	/s/ Thomas Murphy
	Name:	Thomas Murphy
	Title:	Chief Financial Officer